CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated 28 April 2003 in Post Effective Amendment No. 7 to the Registration Statement (Form S-20 No. 333-34519) and related Prospectus of OM London Exchange Limited.

ERNST & YOUNG LLP
London, England